SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K /A

Amendment No. 1

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 17, 2014

OptimizeRx Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-53605	26-1265381
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Water Street, Suite 200, Rochester, MI	48307
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 248.651.6568

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On March 18, 2014, the Company filed a Current Report on Form 8-K that erroneously included an Investor Agreement between the Company and an investor in the Offering. This amended 8-K is being filed to remove the description of the Investor Agreement along with the Exhibit that was attached.

SECTION 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On March 17, 2014, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with the purchasers identified on the signature pages thereto (the “Investors”), pursuant to which the Company sold to the Investors an aggregate of 8,333,333 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), for $1.20 per Share, or gross proceeds of $10,000,000 (the “Offering”).

Placement Agents in the Offering received commissions equal to approximately 9.7% of gross proceeds, for an aggregate commission of approximately $970,000, including reimbursements for their reasonable out of pocket expenses. Placement Agents also received warrants to purchase up to 804,139 shares of the Company's common stock with an exercise price of $1.20 per share and a term of 5 years (the “ Agent Warrants”). The Agent Warrants also provide for piggy-back registration rights.

The Company used the net proceeds of the Offering to exercise the Securities Redemption Option Agreement, as amended, with Vicis Capital Master Fund (“Vicis”) that provides the Company with an option to purchase all of the outstanding shares and derivative securities held by Vicis for total payment of six million dollars ($6,000,000). The shares and derivative securities include the Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Common Stock, and warrants to purchase shares of common stock held by Vicis in the Company. The balance of the net proceeds will be used for working capital purposes.

The Purchase Agreement contains representations, covenants and other provisions customary for the agreements of this nature.

In connection with the Offering, on March 17, 2014 the Company entered into a registration rights agreement with the Investors (the “Registration Rights Agreement”), pursuant to which the Company agreed to register for resale the Shares acquired by the Investors in the Offering (the “Registrable Securities”). Pursuant to the Registration Rights Agreement, the Company agreed to use its reasonable best efforts to file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) for the resale of the Registrable Securities within 30 days following the close of the Offering and to use its reasonable best efforts to cause the Registration Statement to be declared effective as soon as practicable after the filing thereof, but in any event no later than 90 days following the close of the Offering (or 120 days following the close of the Offering if the SEC determines to review the Registration Statement).

In the event the Registration Statement, among other things, (i) has not been filed by 30 days following the close of the Offering, (ii) has not been declared effective by 90 days following the close of the Offering (or 120 days following the close of the Offering in the event the SEC determines to review the Registration Statement), or (iii) ceases to remain continuously effective as to all Registrable Securities for more than 10 consecutive days or 15 days during any 12-month period, then the Company has agreed to make payments to each Investor as liquidated damages in an amount equal to 1.0% of the aggregate amount invested by each such Investor per 30-day period, up to a maximum aggregate liquidated damages amount equal to 6% of the aggregate amount invested by each such Investor. In addition, the Company has agreed to keep the Registration Statement continuously effective until the earliest to occur of (i) the date on which all of the Registrable Securities registered thereunder have been sold and (ii) the date on which all of the Registrable Securities covered by the Registration Statement may be sold without restriction pursuant to Rule 144 under the Securities Act .

The Shares were offered and sold solely to accredited investors on a private placement basis under Section 4(a)(2) of the Securities Act of 1933, as amended, and Rule 506 promulgated thereunder.

The foregoing descriptions of the Purchase Agreement and the Registration Rights Agreement are qualified in their entirety by reference to the full text of the Purchase Agreement and the Registration Rights Agreement, copies of which are filed as Exhibits 10.1 and 10.2 hereto, respectively, and incorporated by reference herein.

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SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.02 Unregistered Sales of Equity Securities

The information set forth under Item 1.01 is incorporated herein by reference.

SECTION 8 - OTHER EVENTS

Item 8.01 Other Events

The information set forth in Items 1.01 is incorporated into this Item 8.01 by reference.

A copy of the press release relating to the Offering is attached as Exhibit 99.1.

SECTION 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Form of Securities Purchase Agreement*
10.2	Form of Registration Rights Agreement*
99.1	Press release, dated March 18, 2014*

* Previously filed

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OptimizeRx Corporation

/s/ David Lester

David Lester
Chief Operating Officer

Date: March 19, 2014

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